EXHIBIT 99 - JOINT FILER INFORMATION


  Name:                       Millennium Management, L.L.C.
  Address:                    666 Fifth Avenue, 8th Floor
                              New York, NY 10103

  Designated Filer:           Millenco, L.P.

  Issuer & Ticker Symbol:     Platinum Energy Resources, Inc. (PGRIU)

  Date of Event Requiring
  Statement:                  04/18/06

  Signature:                  MILLENNIUM MANAGEMENT, L.L.C.

                              By: /s/ David Nolan
                                 ------------------------------------
                              Name:  David Nolan
                              Title: Executive Vice President


  Name:                       Israel A. Englander
  Address:                    c/o Millennium Management, L.L.C.
                              666 Fifth Avenue, 8th Floor
                              New York, NY 10103

  Designated Filer:           Millenco, L.P.

  Issuer & Ticker Symbol:     Platinum Energy Resources, Inc. (PGRIU)

  Date of Event Requiring
  Statement:                  04/18/06

  Signature:                  /s/ David Nolan as Attorney-in-Fact for
                              Israel A. Englander pursuant to a Power of
                              Attorney filed with the SEC on June 6, 2005
                              --------------------------------------------
                              Israel A. Englander